SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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Allspring Funds Trust
(Name of Registrant as Specified in Its Charter)

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ALLSPRING FUNDS TRUST (“Funds Trust” or the “Trust”), on behalf of the following series:

Allspring Real Return Fund (the “Fund”)

1415 Vantage Park Drive, 3rd Floor, Charlotte, North Carolina 28203

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

December 1, 2023

Information on the Fund’s Sub-Adviser

As a shareholder of the Fund, you are receiving this notice regarding the availability of an information statement (the “Information Statement”) relating to the addition of Allspring Global Investments (UK) Limited (“Allspring (UK)”) as a sub-adviser for the Allspring Real Return Portfolio (the “Portfolio”), the master portfolio in which the the Fund invests 100% of its assets. This notice presents an overview of the Information Statement that is available to you on the Internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

At a meeting held on May 15-17, 2023, the Board of Trustees of Allspring Master Trust (the “Board”) unanimously approved: (1) adding Allspring (UK) Limited as a sub-adviser for the Portfolio; (2) revising the Portfolio’s principal investment strategies, both with an effective date of on or about December 1, 2023 (the “Effective Date”). As of the Effective Date, portfolio managers of Allspring (UK) will also be added to the Portfolio. The Portfolio’s existing sub-adviser, Allspring Global Investments, LLC, will remain a sub-adviser for the Portfolio and share sub-advisory duties with Allspring (UK).

At a meeting held on May 15-17, 2023, the Board of Trustees of Funds Trust unanimously approved corresponding changes to the Fund’s principal investment strategy.

Please consult the Information Statement for additional details.

Allspring Master Trust and Allspring Funds Management, LLC (the “Allspring Funds Management”), the Portfolio’s investment adviser, have received an exemptive order from the U.S. Securities and Exchange Commission that permits Allspring Funds Management, subject to certain conditions, such as approval by the Board, to enter into a new sub-advisory agreement with a sub-adviser, including one that is a wholly-owned subsidiary of Allspring Funds Management or of a company that wholly-owns Allspring Funds Management, without shareholder approval.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the Internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at allspringglobal.com. The Information Statement will be available on the Fund’s website until at least March 1, 2024. You may request a paper copy or email copy of the Information Statement free of charge by calling 1-800-222-8222 or writing to Allspring Funds, P.O. Box 219967, Kansas City, MO 64121-9967.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Allspring Funds at P.O. Box 219967, Kansas City, MO 64121-9967 or call 1-800-222-8222. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Allspring Funds as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one. There is no charge to you to obtain a copy.

NOT1753 12-23

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ALLSPRING FUNDS TRUST (“Funds Trust” or the “Trust”), on behalf of the following series:

Allspring Real Return Fund (the “Fund”)

1415 Vantage Park Drive, 3rd Floor, Charlotte, North Carolina 28203

INFORMATION STATEMENT

December 1, 2023

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of the Fund, a series of the Trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Allspring Master Trust (“Master Trust”) and Allspring Funds Management, LLC (“Allspring Funds Management”) have received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Allspring Funds Management, subject to certain conditions, such as approval by Master Trust’s Board of Trustees (the “Board”), to enter into a new sub-advisory agreement with a sub-adviser, including one that is a wholly-owned subsidiary of Allspring Funds Management or of a company that wholly-owns Allspring Funds Management, without shareholder approval.

Board Considerations of the New Sub-Advisory Agreement

Under the Investment Company Act of 1940 (the “1940 Act”), the Board of Master Trust must determine whether to approve new sub-advisory agreements for any portfolio of Master Trust. In this regard, at a Board meeting held on May 15-17, 2023 (the “Meeting”), the Board, all the members of which have no direct or indirect interest in the sub-advisory agreement and are not “interested persons” of Master Trust, as defined in the 1940 Act (the “Independent Trustees”), reviewed and approved an investment sub-advisory agreement (the “New Sub-Advisory Agreement”) among Allspring Funds Management, Allspring Global Investments (UK) Limited (“Allspring (UK)”), an affiliate of Allspring Funds Management, and Master Trust, on behalf of the Allspring Real Return Portfolio (the “Portfolio”). At the Meeting, the Board also approved (i) changing the Portfolio’s principal investment strategy, (ii) changing the primary benchmark of the Portfolio, and (iii) amending the current sub-advisory agreement (the “Current Sub-Advisory Agreement”) with the Portfolio’s existing sub-adviser, Allspring Global Investments, LLC (“Allspring Investments”), to reflect a new sub-advisory fee schedule for the Portfolio.

At the Meeting, the Board considered the factors and reached the conclusions described below relating to the selection of Allspring (UK) as a sub-adviser to the Portfolio and the approval of the New Sub-Advisory Agreement. The Independent Trustees conferred extensively among themselves and with representatives of Allspring Funds Management about these matters. The Independent Trustees were assisted in their evaluation of the New Sub-Advisory Agreement by independent legal counsel, from whom they received separate legal advice and with whom they met separately.

The Board’s decision to approve the New Sub-Advisory Agreement was based on a comprehensive evaluation of all of the information provided. In this regard, the Independent Trustees considered the information they believed relevant, including but not limited to the information discussed below. The Board considered not only the specific information presented in connection with the Meeting, but also the knowledge gained over time through interactions with Allspring Funds Management, Allspring Investments, and Allspring (UK) about various topics. The Board did not identify any particular information or consideration that was all-important or controlling, and each individual Independent Trustee may have attributed different weights to various factors. The Board further noted that the Portfolio is a master portfolio, and that the Portfolio is used as an underlying investment by other funds in the Allspring Fund complex.

After its deliberations, the Board unanimously approved the New Sub-Advisory Agreement and determined that the compensation payable to Allspring (UK) is reasonable. The following summarizes a number of important, but not necessarily all, factors considered by the Board in support of its approval.

Nature, extent, and quality of services. The Board received and considered various information regarding the nature, extent, and quality of services provided to the Portfolio by Allspring Funds Management and Allspring Investments, and

1 | Allspring Real Return Fund

of those proposed to be provided to the Portfolio by Allspring (UK) under the New Sub-Advisory Agreement. The Board noted that the nature and extent of services provided to the Portfolio by Allspring Investments under the Current Sub-Advisory Agreement were substantially similar to the nature and extent of services to be provided to the Portfolio by Allspring (UK) under the New Sub-Advisory Agreement. In particular, the Board noted that Allspring Investments is, and Allspring (UK) would be, required to provide day-to-day portfolio management services for assets of the Portfolio and comply with all policies of Master Trust and applicable laws, rules, and regulations. With respect to quality of services, the Board reviewed and analyzed materials on Allspring (UK), and considered the qualifications, background, tenure, and responsibilities of the portfolio manager team that is expected to be primarily responsible for the day-to-day portfolio management of the Portfolio. The Board also received and considered information about the related changes to the Portfolio’s principal investment strategy, the costs that would be incurred in connection with transitioning the Portfolio to its new principal investment strategy, and the use of a Cayman subsidiary for the Portfolio’s commodities exposure.

The Board took into account the information described above in deciding to approve the New Sub-Advisory Agreement.

Portfolio investment performance. The Board considered the investment performance results for the Portfolio over various time periods. The Board received and considered information comparing the Portfolio’s performance over various time periods to backtested, hypothetical performance of the proposed new principal investment strategy of the Portfolio. The Board also compared such hypothetical performance data to that of (i) the existing primary benchmark of the Portfolio, (ii) the proposed new primary benchmark of the Portfolio, and (iii) other comparative data. The Board noted the limitations inherent in such hypothetical performance data, and noted that it would have the opportunity to review the Portfolio’s actual investment performance information on an on-going basis and in connection with future annual reviews of advisory agreements.

The Board took into account the Portfolio’s investment performance information provided to it among the factors considered in deciding to approve the New Sub-Advisory Agreement.

Sub-advisory fee rate. The Board reviewed and considered the contractual investment sub-advisory fee rate that would be payable by Allspring Funds Management to Allspring Investments and Allspring (UK) for investment sub-advisory services under the new sub-advisory arrangements for the Portfolio. The Board noted that the Portfolio’s current sub-advisory fee schedule payable by Allspring Funds Management to Allspring Investments for investment sub-advisory services under the Current Sub-Advisory Agreement would be split into two schedules, and that the proposed sub-advisory fee rate payable by Allspring Funds Management to Allspring Investments and Allspring (UK), collectively, equals the sub-advisory fee rate currently payable by Allspring Funds Management to Allspring Investments under the Current Sub-Advisory Agreement.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board determined that the compensation payable to Allspring (UK) by Allspring Funds Management is reasonable.

Profitability. The Board did not receive or consider separate profitability information with respect to Allspring (UK) in connection with its approval of the New Sub-Advisory Agreement, although it noted that Allspring (UK) and Allspring Investments are both affiliated with Allspring Funds Management, and that the sub-advisory fee rate to be paid by Allspring Funds Management with respect to the Portfolio, in the aggregate, would not be changing. The Board also noted that in connection with the Board’s annual approval of the Current Sub-Advisory Agreement at the Meeting, the Board received and considered information concerning the profitability of Allspring Global Investments Holdings, LLC (the asset management firm that includes Allspring Funds Management, Allspring Investments, and Allspring (UK)) as a whole from providing services to the Portfolio and the Allspring Fund complex.

Economies of scale. The Board did not review specific information about the potential for economies of scale in the provision of management services to the Portfolio principally because the Board regards that information as less relevant at the sub-adviser level. The Board noted the existence of breakpoints in the Portfolio’s advisory fee structure, which operate generally to reduce the Portfolio’s expense ratios as it grows in size, in relation to such breakpoints. The Board considered that, in addition to advisory fee and management fee breakpoints, Allspring Funds Management shares potential economies of scale from its management business in a variety of ways, including through fee waiver and expense reimbursement arrangements, competitive management fee rates set at the outset without regard to breakpoints, and investments in the business intended to enhance services available to shareholders. The Board also

Allspring Real Return Fund | 2

noted that it reviews information regarding potential economies of scale in connection with the Board’s annual approval of the Portfolio’s advisory agreement with Allspring Funds Management.

Other benefits to Allspring (UK). The Board received and considered information regarding potential “fall-out” or ancillary benefits to be received by Allspring (UK) as a result of its relationship with the Portfolio. Ancillary benefits could include, among others, benefits directly attributable to other relationship with the Portfolio and benefits potentially derived from an increase in Allspring (UK)’s business as a result of its relationship with the Portfolio.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board did not find that any ancillary benefits that may be received by Allspring (UK) were unreasonable.

Conclusion. At the Meeting, after considering the above-described factors and based on its deliberations and its evaluation of the information described above, the Board unanimously approved the New Sub-Advisory Agreement and determined that the compensation payable to Allspring (UK) is reasonable.

Terms of the New Sub-Advisory Agreement

The material terms of the New Sub-Advisory Agreement, which is attached hereto as Exhibit A, are substantially similar to the material terms of the current sub-advisory agreement with Allspring Investments. Under the terms of the New Sub-Advisory Agreement, Allspring UK, along with Allspring Investments will be responsible, subject to the direction and control of Allspring Funds Management and the Board, for investing and reinvesting the Portfolio’s assets in a manner consistent with the Amended and Restated Declaration of Trust of Master Trust ( the “Declaration of Trust”), Master Trust’s registration statement, investment guidelines, policies and restrictions established by the Board, and applicable federal and state law. As such, Allspring (UK) will have full discretion within the scope of its delegated authority to place orders, issue instructions, and select broker-dealers for the purchase and sale of securities and other investment assets for the Portfolio.

The continuance of the New Sub-Advisory Agreement must be specifically approved at least annually (i) by the vote of the Board or by a vote of the shareholders of the Portfolio and (ii) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, or in the event of a termination of the investment advisory agreement between the Master Trust and Allspring Funds Management, and is terminable at any time without penalty by the Board or by a vote of the majority of the outstanding shares of the Portfolio, or by Allspring Funds Management or Allspring (UK), on 60 days’ written notice to the other parties.

The New Sub-Advisory Agreement provides that Allspring (UK) shall not be protected against any liability to Master Trust or its shareholders by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

Allspring (UK) is entitled to an annual fee for its investment sub-advisory services to the Portfolio. All sub-advisory fees are paid by Allspring Funds Management and not the Portfolio. Because Allspring Funds Management pays Allspring (UK) out of the advisory fee it receives from the Portfolio, there is no duplication of advisory fees paid.

On December 1, 2023, in connection with the addition of Allspring (UK) as a sub-adviser for the Portfolio, the sub-advisory fee schedule was modified, as shown in the table below.

Sub-Advisory Fee
Prior fee paid to fee paid to Allspring Investments only	New fee paid to Allspring Investments and Allspring (UK)
Allspring Investments First $100M - 0.280% Next $200M - 0.250% Next $200M - 0.220% Over $500M - 0.180%	Allspring Investments First $100M - 0.180% Next $200M - 0.165% Next $200M - 0.140% Over $500M - 0.120% Allspring (UK) First $100M - 0.100% Next $200M - 0.085% Next $200M - 0.080% Over $500M - 0.060%

3 | Allspring Real Return Fund

Other Related Changes

Changes to Principal Investment Strategy and Investment Process. The Fund’s investment objective remains the same, but the Fund’s principal investment strategy and investment process were modified. Information about these changes is included in the table below:

Principal Investment Strategy
Former Strategy Language	Strategy Language effective December 1, 2023

Under normal circumstances, we invest:

■

at least 80% of the Fund’s total assets in debt securities;

■

at least 65% of the Fund’s total assets in inflation-indexed debt securities;

■

up to 20% of the Fund’s total assets in below investment-grade debt securities;

■

up to 15% of the Fund’s total assets in debt securities of foreign-issuers, including issuers from emerging markets;and

■

up to 20% of the Fund’s total assets in equity securities, including common stock, preferred stock, and REITs, of domestic and foreign issuers, including issuers from emerging markets.

The Fund is a feeder fund that invests substantially all of its assets in the Real Return Portfolio, a master portfolio with a substantially identical investment objective and substantially similar investment strategies. We may invest in additional master portfolios, in other Allspring Funds, or directly in a portfolio of securities.

We utilize an active allocation strategy to diversify the portfolio across various investments, assets and sectors, in an attempt to generate a real return (a return in excess of the rate of inflation) over an economic cycle, consistent with an appropriate level of risk. We allocate investments to various broad asset classes based on our assessment of changing economic, global market, industry, and issuer conditions. We use a “top-down” analysis of macroeconomic trends combined with a “bottom-up” fundamental analysis of market sectors, industries, and issuers to seek to take advantage of varying sector reactions to the economic environment. In implementing the active allocation strategy, we evaluate relative risk and relative values across asset classes, countries, sectors, and issuers.

We invest principally in debt securities, seeking to exceed the rate of inflation over a full market cycle. These securities may have fixed, floating or variable rates and may include debt securities of both domestic and foreign issuers,including issuers from emerging markets. We invest primarily in inflation-indexed debt securities issued or guaranteed by governments, their agencies or instrumentalities, as well as corporate issuers. We may also invest in a variety of other debt securities, including corporate, mortgage- and asset-backed securities, bank loans and government obligations. We treat the returns from inflation-indexed debt securities as including interest paid on the principal amount of the security, adjustments made to the principal amount based on an official inflation measure and changes in market value.

Under normal circumstances, we invest:

■

up to 70% of the Fund’s total assets in debt securities;

■

up to 70% of the Fund’s total assets in equity securities; and

■

up to 25% of the Fund’s net assets in commodities.

The Fund is a feeder fund that invests substantially all of its assets in the Real Return Portfolio, a master portfolio with a substantially identical investment objective and substantially similar investment strategies. We may invest in additional master portfolios, in other Allspring Funds, or directly in a portfolio of securities.

We utilize an active allocation strategy to diversify the portfolio across various investments, assets and sectors, in an attempt to generate a real return (a return in excess of the rate of inflation) over an economic cycle, consistent with an appropriate level of risk. We dynamically allocate investments to various broad asset classes across debt, equity and commodities based on our assessment of changing economic, global market, industry, and issuer conditions.

We may invest up to 70% of the Fund’s total assets in debt securities including but not limited to, inflation-indexed debt securities, corporate-issued debt, mortgage- and asset-backed securities, bank loans and government obligations.These securities may have fixed, floating or variable rates. We may invest up to 10% of the Fund’s total assets in below investment-grade debt securities, often called “high yield securities” or “junk bonds”. We do not manage the portfolio to a specific maturity or duration. We may use futures contracts to manage or adjust duration and yield curve exposure, as well as to manage risk or to enhance return.

Allspring Real Return Fund | 4

Principal Investment Strategy
Former Strategy Language	Strategy Language effective December 1, 2023

We invest in investment-grade debt securities by generally purchasing securities that we believe have strong relative value based on an analysis of a security’s characteristics (such as its principal value, coupon rate, credit quality, maturity, duration and yield) in light of the current market environment. We may also invest in below investment-grade debt securities, often called “high yield securities” or “junk bonds”. We start our investment process with a focus on bottom-up fundamental credit analysis to generate investment ideas, to understand the potential risks, and to select individual securities that may potentially add value from income and/or capital appreciation. Our credit research may include an assessment of an issuer’s general financial condition, its competitive positioning and management strength, as well as industry characteristics and other factors. We may sell a debt security due to changes in credit characteristics or our outlook, as well as changes in portfolio strategy or cash flow needs or to replace a debt security with another security that presents what we believe to be a better value or risk/reward profile. We do not manage the Fund’s portfolio to a specific maturity or duration.

We may invest in equity securities, including common stock, preferred stock, and REITs, of domestic and foreign issuers, including emerging market issuers and American Depositary Receipts (ADRs). We seek out investments that we believe have strong financial attributes and offer compelling valuation opportunities. We may invest in equity securities of companies of any size. These investments will generally be within sectors of the market (such as real estate, consumer staples, energy and materials) that we believe to be inflation-sensitive.

We may invest up to 70% of the Fund’s total assets in equity securities, including but not limited to, common stock,preferred stock and real estate investment trusts (“REITs”), of domestic and foreign issuers of any market capitalization.We may invest in derivatives, such as futures and swaps, that have similar economic or financial characteristics of any security described above.

We may invest up to 25% of the Fund’s net assets in the common or preferred stock of a subsidiary of the Fund that typically invests directly or indirectly in commodity-linked derivatives such as commodity forwards, commodity futures, commodity swaps, swaps on commodity futures and other commodity-linked derivative securities; it may also invest in all other securities allowed in the Fund. These holdings may contribute more than 25% of the Fund’s risk allocation.

We may invest in derivatives, such as futures and swaps that have economic or financial characteristics that are similar to inflation-indexed, debt securities or equity securities. We may also use futures contracts to manage or adjust duration and yield curve exposure, as well as to manage risk or to enhance return.

We may enter into currency-related transactions through derivative instruments, including currency and cross currency forwards. The use of derivative currency transactions is intended to allow the Fund to manage, hedge or reduce a foreign currency-specific risk exposure of a portfolio security or its denominated currency or to obtain net long exposure to selected currencies for the purpose of generating income or additional returns.

The Fund will incorporate a derivatives overlay strategy that contains three specific risk management components: 1.)Tactical Asset Allocation (TAA) Overlay, 2.) Tail Risk Management (TRM) and 3) Real Return Overlay (RRO). Together these strategies will allow the Fund to attempt to manage short-term volatility, mitigate risk and/or improve returns under certain market conditions. To execute this overlay strategy, the Fund (either directly or through its subsidiary in the case of commodity exposure) invests in long and/or short positions in exchange-traded futures and/or currency forward contracts across a variety of asset classes, which include, but are not limited to, stocks, bonds, commodities,and currencies.

1. The TAA Overlay seeks to improve the Fund’s risk return profile through the tactical use of futures and/or currency forward contracts. The TAA Overlay uses qualitative and quantitative inputs to guide equity and fixed income exposures in the Fund. The TAA Overlay may increase exposures to a given asset class under certain market conditions while decreasing exposure during others.

2. TRM is a quantitatively driven, structured hedging component developed to help reduce portfolio losses during severe market downturns. TRM will only seek to decrease market exposure under certain market conditions. When a portfolio breaches a certain value on the downside, downside protection (or hedge) may be added to decrease market exposure using futures. This component also systematically takes hedge profit by reducing downside protection after a severe portfolio decline.

3. The RRO seeks to improve the Fund’s risk return profile using derivative (futures, forwards, swaps, and options). RRO uses multiple components that focuses on qualitative and quantitative signals that capture the level, breath and persistence of inflation and will look to provide upside returns in inflationary environments while providing downside protection when market shocks increase correlation amongst diversified assets.

5 | Allspring Real Return Fund

Risks. In connection with the change in strategy, Subsidiary Risk is added as a risk of the Fund.

Subsidiary Risk.The value of a Fund’s investment in its Cayman Islands subsidiary may be adversely impacted by the risks associated with the underlying derivatives investments of the subsidiary. In addition, changes in the laws or regulations of the United States or the Cayman Islands, under which the Fund and the subsidiary, respectively, a reorganized, could result in the inability of the Fund or the subsidiary to continue to operate as described in the prospectus and could negatively affect the Fund and its shareholders.

Benchmark. The Fund will add a new benchmark, the Real Return Blended Index which is comprised of 40% Russell 1000 Index, 35% Bloomberg US TIPS Index and 25% Bloomberg U.S. Aggregate Bond Index.

Distribution Frequency. Effective December 1, 2023, the Fund will change its dividend distribution frequency from monthly to quarterly.

Portfolio Management. Effective December 1, 2023, Michael Bradshaw, CFA, Garth B. Newport, CFA, Michael Schueller, CFA and Michal Stanczyk are no longer listed as portfolio managers of the Portfolio. The following portfolio managers of Allspring (UK) are added to the remaining named portfolio managers of Allspring Investments and are responsible for the day-to-day management of the Portfolio’s assets:

Rushabh Amin Mr. Amin joined Allspring (UK) or one of its predecessor firms in 2019, where he currently serves as a Portfolio Manager for the Multi-Asset Solutions team. Prior to joining Allspring (UK), Mr. Amin was an Analyst in the Multi-Asset and Marco team at Aviva Investors.

Matthias Scheiber Mr. Scheiber joined Allspring (UK) or one of its predecessor firms in 2018, where he currently serves as the Head of the Multi-Asset Solutions team.

Service Providers

Allspring (UK): Principal Executive Officers and Directors

Allspring (UK) is a registered investment adviser located at Bow Bells House, 6th Floor, 1 Bread Street, London, EC4M 9BE. Allspring (UK), an affiliate of Allspring Funds Management and wholly owned subsidiary of Allspring Global Investments Holdings, LLC, provides investment advisory services to banking or thrift institutions, investment companies, pension and profit sharing plans, corporations, and state or municipal government entities.

The name and principal occupation of Allspring (UK)’s principal executive officers and directors as of the date of this Information Statement are set forth below. The business address of each such officer and/or director is Bow Bells House, 6th Floor, 1 Bread Street, London, EC4M 9BE.

■	Henriette Louise Pacquement (Director)

■	Daniel Morris (Director and Chief Executive Officer)

■	Charles Spungin (Director)

■	Andrew Sowerby (Director)

No Officer or Trustee of Funds Trust or Master Trust is an officer, employee, director, general partner or shareholder of Allspring (UK). No Trustee of Funds Trust or Master Trust has any material direct or indirect interest in Allspring (UK) or any person controlling, controlled by or under common control with Allspring (UK). Since the beginning of the Funds and Portfolio’s most recently completed fiscal year, no Trustee of Funds Trust or Master Trust has had, directly or indirectly, any material interest in any material transactions or material proposed transactions to which Allspring (UK), any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities was or is to be a party.

Other Similar Funds Managed by the Sub-Adviser

Allspring (UK) does not provide investment sub-advisory services for any similar fund.

Service Providers to Funds Trust

Investment Manager and Class-Level Administrator. Allspring Funds Management currently serves as the investment manager and class-level administrator for the Fund.

Below are the aggregate management fees paid by the Fund and the aggregate management fees waived by Allspring Funds Management for the most recent fiscal year.

Allspring Real Return Fund | 6

Management Fees Paid
As a % of average daily net assets
Real Return Fund[1]	0.31%
1.	Reflects the fees charged by Allspring Funds Management for providing investment advisory services to the master portfolio in which the Fund invests substantially all of its assets.

Below are the aggregate class-level administration fees paid by the Fund and the aggregate class-level administration fees waived by Allspring Funds Management for the most recent fiscal year.

Administrative Service Fees Paid
Fund/Fiscal Year or Period	Administrative Service Fees Paid	Administrative Service Fees Waived
May 31, 2023
Real Return Fund	$0	$75,261

Brokerage Commissions to Affiliates. For the latest fiscal year, the Fund did not pay any brokerage commissions to affiliates.

Principal Underwriter/Distributor. Allspring Funds Distributor, LLC (“Funds Distributor”) serves as the distributor and principal underwriter of the Fund. Below are the underwriting commissions received by Funds Distributor from sales charges on the sale of Fund shares and the amounts retained by Funds Distributor after the payment of any dealer allowance for the most recent fiscal year:

Underwriting Commissions
Fiscal Year Ended	Aggregate Total Underwriting Commissions	Underwriting Commissions Retained
May 31, 2023
Real Return Fund	$1,420	$1,420

Below are the distribution fees paid by the Fund for the most recent fiscal year. Class A, Administrator Class, and Institutional Class shares do not pay 12b-1 fees.

Distribution Fees
Fund	Total Distribution Fee Paid by Fund	Amount of Total Distribution Fees Retained by Distributor	Amount of Total Distribution Fees Distributor Paid to Broker/Dealers
Real Return Fund
Class C	$11,834	$2,394	$9,440

General Information

Share Ownership
Please see Exhibit B for a list of persons reflected on the books and records of the Fund as owning of record 5% or more of the outstanding shares of any class of the Fund as of November 1, 2023. Additionally, as of November 1, 2023, the Trustees and Officers of the Fund, as a group, beneficially owned in the aggregate less than 1% of the outstanding shares of a Fund and each class of the Fund.

Outstanding Shares

As of November 1, 2023, the Fund had the following number of shares issued and outstanding:

Fund / Share Class	Number of Shares
Real Return Fund
Class A	1,258,596
Class C	91,639
Class R6	2,795,703
Administrator Class	971,464

7 | Allspring Real Return Fund

Fund / Share Class	Number of Shares
Institutional Class	2,613,891

Financial Information

The Fund’s annual and semi-annual reports contain additional performance information about the Fund and are available upon request, without charge, by writing to Allspring Funds, P.O. Box 219967, Kansas City, MO 64121-9967, by calling 1.800.222.8222 or by visiting the Allspring Funds website at www.allspringglobal.com.

Shareholder Proposals

The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board has been elected by shareholders). Any shareholder desiring to present a proposal for consideration at the next shareholder meeting must submit the proposal in writing so that it is received within a reasonable time before any meeting. A proposal should be sent to the Trust at 1415 Vantage Park Drive, 3rd Floor, Charlotte, North Carolina 28203

.

Allspring Real Return Fund | 8

Exhibit A

NEW SUB-ADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT
AMONG ALLSPRING MASTER TRUST,
ALLSPRING FUNDS MANAGEMENT, LLC AND
ALLSPRING GLOBAL INVESTMENTS, LLC

This AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (this “Agreement”) is made as of this 1st day of November, 2021, as amended and restated as of December 6, 2021, by and among Allspring Master Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Allspring Funds Management, LLC (the “Adviser”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Allspring Global Investments (UK) Limited, a private liability company incorporated under the laws of England and Wales with its principal place of business at 30 Moorgate, London EC2R 6PJ (the “Sub-Adviser”).

WHEREAS, this Sub-Advisory Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”) as an open-end, series management investment company; and

WHEREAS, the Adviser and Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940; and

WHEREAS, the Trust and the Adviser desire that the Sub-Adviser perform investment advisory services for each of the series of the Trust listed in Appendix A hereto (each a “Fund” and collectively the “Funds”), and the Sub-Adviser is willing to perform those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agrees as follows:

Section 1. The Trust; Delivery of Documents. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act and the Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust’s Board of Trustees (the “Board”). The Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section to the Sub-Adviser and will from time to time furnish the Sub-Adviser with any amendments thereof.

Section 2. Appointment of Sub-Adviser. Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Investment Advisory Agreement between the Trust and the Adviser with respect to the Funds.

Subject to the direction and control of the Board, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Funds, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex that is not an affiliated person (as that term is defined in the 1940 Act) of the Adviser, or an affiliated person of such a sub-adviser, concerning transactions for a fund in securities or other fund assets. With respect to a multi-managed Fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund’s portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with any Sub-adviser that is not an

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affiliated person of the Adviser as to any other portion of the Fund’s portfolio concerning transactions for the Fund in securities or other Fund assets.

Section 3. Duties of the Sub-Adviser.

(a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b) The Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust’s Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any), Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended applicable to the Trust and the investment objectives, policies and restrictions of the Funds.

(c) The Sub-Adviser may from time to time employ or associate with such persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be imposed on the Trust in any such respect.

(d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust’s authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust’s authorized representatives.

Section 4. Control by Board. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control the Trust’s Board.

Section 5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(a) all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

(b) the provisions of the registration statement of the Trust, as it may be amended from time to time, under the Securities Act and the 1940 Act;

(c) the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

(d) the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

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(e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds;

(f) any other applicable provisions of state or federal law; and

In addition, any code of ethics adopted by the Sub-Adviser must comply with Rule 17j-1 under the 1940 Act, as it may be amended from time to time, and any broadly accepted industry practices, if requested by the Trust or the Adviser.

Section 6. Broker-Dealer Relationships. The Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser’s primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Trust’s Board of Trustees may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

Section 7. Expenses of the Fund. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds’ shareholders.

Section 8. Compensation. As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser’s fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

Section 9. Standard of Care. The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser’s best judgment and efforts in rendering its services to the Trust, and as an inducement to the Sub-Adviser’s undertaking these services at the compensation level specified, the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 10. Non-Exclusivity. The services of the Sub-Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from

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rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 11. Records. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Funds’ Administrator reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Trust’s request, surrender to the Funds those records which are the property of the Trust or any Fund. The Sub-Adviser will promptly notify the Funds’ Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

Section 12. Term and Approval. This Agreement shall become effective with respect to a Fund for an initial two-year term after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a) (i) by the Trust’s Board of Trustees or (ii) by the vote of “a majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 13. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust’s Board of Trustees or by vote of a majority of a Fund’s outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

Section 14. Indemnification by the Sub-Adviser. The Trust shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Trust or any Fund of the Trust harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Sub-Adviser or any of its officers, directors, employees or agents.

Section 15. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

Section 16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Sub-Adviser shall be 30 Moorgate, London EC2R 6PJ.

Section 17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to

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such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 18. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees, the Adviser and the Sub-Adviser.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

ALLSPRING MASTER TRUST
on behalf of the Funds
By:
Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC
By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
By:
Name: Deirdre Flood
Title: Director and CEO

APPENDIX A

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
SUB-ADVISORY AGREEMENT

ALLSPRING MASTER TRUST

Master Trust Portfolios

Allspring Emerging Markets Bond Portfolio
Allspring Real Return Portfolio1

Amended: May 16, 2023
1.On May 16, 2023, the Board of Trustees of Allspring Master Trust approved Allspring Global Investments (UK) Limited as a sub-adviser to the Allspring Real Return Portfolio, effective on or about December 1, 2023.

SCHEDULE A
ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
SUB-ADVISORY AGREEMENT
FEE AGREEMENT
ALLSPRING MASTER TRUST

This fee agreement is made as of the 16th day of May, 2023, by and between Allspring Funds Management, LLC (the “Adviser”) and Allspring Global Investments (UK) Limited (the “Sub-Adviser”); and

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WHEREAS, the parties and Allspring Master Trust (the “Trust”) have entered into a Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Portfolio” and collectively the “Portfolios”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Portfolio throughout the month:

Name of Portfolio
Allspring Emerging Markets Bond Portfolio

Sub-Advisory Rate

First 200M 0.09 Next 300M 0.08 Over 500M 0.07

Allspring Real Return Portfolio1

Sub-Advisory Rate

First 100M 0.100 Next 200M 0.085 Next 200M 0.080 Over 500M 0.060

If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Portfolio.

1. On May 16, 2023, the Board of Trustees of Allspring Master Trust approved Allspring Global Investments (UK) Limited as a sub-adviser to the Allspring Real Return Portfolio, effective on or about December 1, 2023.

The foregoing fee schedule is agreed to as of May 16, 2023 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS MANAGEMENT, LLC
By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED
By:
Name: Daniel Morris
Title: Director and Chief Executive Officer

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Exhibit B

Principal Holders of Fund Shares. Set forth below as of November 1, 2023, is the name, address and share ownership of each person with record ownership of 5% or more of a class of the Fund. Except as identified below, no person with record ownership of 5% or more of a class of the Fund is known by the Trust to have beneficial ownership of such shares.

Principal Fund Holders
Real Return Fund Class A
Wells Fargo Clearing Services LLC Special Custody Account for Exclusive Benefit of Customer 2801 Market Street Saint Louis, MO 63103-2523	22.06%
MLPF&S For Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Dr. E 2nd Fl Jacksonville, FL 32246-6484	20.03%
American Enterprise Investment Services 707 2nd Ave South Minneapolis, MN 55402-2405	8.20%
National Financial Services LLC Exclusive Benefit of our Customers Attn Mutual Fund Dept 4th Floor 499 Washington Blvd Jersey City, NJ 07310-1995	7.58%
Karla M. Rabusch Trustee Karla M. Rabusch Revocable Family Trust 1325 Filbert Street San Francisco, CA 94109-1723	6.78%
Raymond James Omnibus for Mutual funds Attn: Courtney Waller 880 Carillon Pkwy St Petersburg, FL 33716-1100	5.78%
Real Return Fund Class C
Wells Fargo Clearing Services LLC Special Custody Account for Exclusive Benefit of Customer 2801 Market Street Saint Louis, MO 63103-2523	50.73%
National Financial Services LLC Exclusive Benefit of our Customers Attn Mutual Fund Dept 4th Floor 499 Washington Blvd Jersey City, NJ 07310-1995	19.45%
American Enterprise Investment Services 707 2nd Ave South Minneapolis, MN 55402-2405	17.41%
Raymond James Omnibus for Mutual funds Attn: Courtney Waller 880 Carillon Pkwy St Petersburg, FL 33716-1100	10.02%
Real Return Fund Administrator Class

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Principal Fund Holders
Empower Trust Company LLC TTEE Retirement Plans 8515 E Orchard Rd Greenwood Village, CO 80111-5002	44.38%
Charles Schwab & Co Inc Special Custody Account FBO For Exclusive Benefit of Customers 211 Main Street San Francisco, CA 94105-1905	25.14%
Morgan Stanley Smith Barney LLC For the Exclusive Benefit of Its Customers 1 New York Plz FL 12 New York, NY 10004-1932	8.80%
National Financial Services LLC For Exclusive Benefit of our Customers Attn: Mutual Fund Dept 4th Floor 499 Washington Blvd Jersey City, NJ 07310-1995	7.58%
Real Return Fund Institutional Class
Wells Fargo Clearing Services LLC Special Custody Acct for the Exclusive Benefit of Customer 2801 Market St Saint Louis, MO 63103-2523	29.27%
American Enterprise Investment Services 707 2nd Ave South Minneapolis, MN 55402-2405	20.48%
Family Healthcare Network Attn Chad Vawter 305 E Center Ave Visalia, CA 93291-6331	19.04%
Pershing LLC 1 Pershing Plz Jersey City, NJ 07399-0002	12.29%
Real Return Fund Class R6
Charles Schwab & Co. Inc. Special Custody a/c FBO Customers Attn Mutual Funds 211 Main Street San Francisco, CA 94105-1901	25.05%
Voya Retirement Insurance and Annuity Company 1 Orange Way Windsor, CT 06095-4773	17.56%
Empower Trust FBO Rothman Institute 401K PSP c/o Fascore LLC 8515 E Orchard Rd 2T2 Greenwood Village, CO 80111-5002	15.03%
Empower Trust FBO IHFA Asset Allocation 8525 E Orchard Rd Greenwood Village, CO 80111-5002	12.11%

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